SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             November 14, 2003

CLICK COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4088644
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 East Randolph Drive, 52nd Floor Chicago, Illinois 60601	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(312) 482-9006

N/A

(Former name or former address, if changed since last report)

ITEM 5.                  Other Events.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is the text of the Registrant’s announcement that it received a favorable determination from a Nasdaq Listing Qualifications Panel for continued listing of the Registrant’s common stock on The Nasdaq National Market.  A copy of the Registrant’s Pro Forma Balance Sheet as of September 30, 2003 is attached as Exhibit 99.2 and is incorporated herein by reference.

ITEM 7.                  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit Number	Description

99.1	Press Release dated November 14, 2003.

99.2	Pro Forma Balance Sheet as of September 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICK COMMERCE, INC.
(Registrant)

By:	/s/ Michael W. Nelson
Michael W. Nelson
Chief Financial Officer

Dated:  November 14, 2003